Exhibit 99.1

Blue Apron Announces Closing of Transaction with FreshRealm to Execute Its Asset-Light Model and Focus on Its Direct-to-Consumer Business

Transaction Valued up to $50 Million with Approximately $25 Million of Upfront Cash Received

Blue Apron Eliminates Its Debt and Continues to Drive Additional Cash Burn Reduction Initiatives

New York, NY June 9, 2023 – Blue Apron (NYSE: APRN) closed its previously announced transaction with FreshRealm. Under the definitive agreements entered into today, Blue Apron transferred its operational infrastructure to FreshRealm, including fulfillment centers, equipment, know-how and related personnel. Blue Apron received approximately $25 million of upfront cash, subject to certain adjustments, and is eligible to receive up to $25 million of value upon the achievement of certain milestones.

Blue Apron is now an asset-light company, focused on the growth of its direct-to-consumer business. The Company plans to continue to build its strong brand and deliver the high-quality products its customers have come to love. In addition, Blue Apron expects to accelerate the expansion of its product offerings, including the addition of new convenient options.

With a portion of the proceeds of the transaction, Blue Apron also completed the repayment of all its outstanding senior secured notes. With this payment, Blue Apron eliminated its debt.

In moving to an asset-light model, Blue Apron plans to execute further streamlining of its business, which includes reduced headcount and administrative costs, and drive additional cost savings and continued year-over-year cash burn reduction beyond the initiatives disclosed in December 2022.

With the ability to focus on the brand, marketing, product and consumer experience, Blue Apron expects to be more agile, which will facilitate faster decision making, enhance its balance sheet and reduce PTG&A costs. The Company believes this will allow it to get to profitability quicker.

Blue Apron plans to provide an update on its profitability goals and future plans on its second quarter 2023 earnings call.

Transaction Details

Under the definitive agreements for the transactions, Blue Apron sold to FreshRealm the assets and business related to its operational infrastructure, in exchange for (i) approximately $25 million of cash upfront, subject to adjustment for certain liabilities, (ii) a $3.5 million note payable by FreshRealm to Blue Apron, which is subject to offset for certain indemnification obligations, (iii) a $4 million contingent cash payment, conditioned on achievement of certain operational and financial milestones by Blue Apron, and (iv) up to an additional $17.5 million in rebates against payments under the production and fulfillment agreement that can be earned by Blue Apron for volume based on meal kits ordered by customers and new product initiatives.

Blue Apron and FreshRealm also entered into a production and fulfillment agreement with an initial term of 10 years, under which FreshRealm will be the exclusive supplier of Blue Apron’s meal kits.

In addition, Blue Apron and FreshRealm entered into license agreements, under which Blue Apron licensed to FreshRealm certain rights regarding the ability to use the Blue Apron brand in certain retail channels and the right to use certain Blue Apron software.

In connection with the closing of the transactions, Blue Apron entered into subleases with FreshRealm for its Richmond, California and Linden, New Jersey facilities.

Blue Apron issued to FreshRealm a warrant to purchase shares of Blue Apron common stock representing 19.9% of the Company’s outstanding common stock, with an exercise price of $0.01 per share. Blue Apron agreed to grant to FreshRealm certain registration rights with respect to the warrant shares, and FreshRealm agreed to an 18-month lockup, subject to certain exceptions.

The transactions were approved by the Board of Directors of both companies.

About Blue Apron

Blue Apron’s vision is Better Living Through Better Food™. Launched in 2012, Blue Apron offers fresh, chef-designed meals that empower home cooks to embrace their culinary curiosity, challenge their abilities in the kitchen and see what a difference cooking quality food can make in their lives. Blue Apron is focused on bringing incredible recipes to its customers, deepening its commitment to its employees, continuing to reduce food and packaging waste, and addressing its carbon impact. Visit blueapron.com to learn more.

Forward Looking Statements

This press release includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," “will,” "should," “would,” "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. Blue Apron has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, the sufficiency of Blue Apron’s cash resources and its ability to continue to operate as a going concern if Blue Apron is unable to realize the anticipated benefits from identified, or to be identified, expense reductions or incur unforeseen additional cash expenses; Blue Apron’s ability to successfully execute its business without its fulfillment and production assets; the ability of Blue Apron to successfully and efficiently transition its fulfillment and production assets to FreshRealm; the ability of FreshRealm to continue to fulfill Blue Apron’s meal-kit products in a manner consistent with Blue Apron’s brand standards, if at all; Blue Apron’s ability to achieve the anticipated benefits of the FreshRealm transaction for Blue Apron’s stockholders; Blue Aprons’s ability, including the timing and extent, to successfully support the execution of its strategy; the Company’s ability to cost-effectively attract new customers and retain existing customers (including on the one hand, its ability to execute its marketing strategy with a reduced marketing budget, or on the other hand, its ability to sustain any increase in demand the Company may experience), and its ability to continue to expand its product offerings and distribution channels; Blue Apron’s ability to maintain the value of its brand; harm to our brand and reputation as the result of real or perceived quality or food safety issues with our products; food safety and food-borne illness incidents and associated lawsuits, product recalls or regulatory enforcement actions; Blue Apron’s expectations regarding, and the stability of, its supply chain, including potential shortages, interruptions or continued increased costs in the supply or delivery of ingredients to FreshRealm, and parcel and freight carrier interruptions or delays and/or higher freight or fuel costs, as a result of inflation or otherwise; Blue Apron’s ability to respond to changes in consumer behaviors, tastes and preferences that could lead to changes in demand, including as a result of, among other things, the impact of inflation or other macroeconomic factors, and to some extent, long-term impacts on consumer behavior and spending habits any material challenges in employee recruiting and retention, any prolonged closures, or series of temporary closures, of one or both fulfillment centers to be operated by FreshRealm, supply chain or carrier interruptions or delays, and any resulting need to cancel or shift customer orders; Blue Apron’s reliance on FreshRealm to maintain food safety and prevent food-borne illness incidents and its susceptibility to supplier-initiated recalls; and other risks more fully described in the Blue Apron’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on March 16, 2023 and Blue Apron’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the Securities and Exchange Commission on May 4, 2023 and in other filings that Blue Apron may make with the Securities and Exchange Commission in the future. Blue Apron assumes no obligation to update any forward-looking statements contained in this press release, whether as a result of any new information, future events, or otherwise.

Contact

Muriel Lussier

Blue Apron

muriel.lussier@blueapron.com